UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 11, 2023

VITAL ENERGY, INC.

(Exact name of registrant as specified in charter)

Delaware	001-35380	45-3007926
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

521 E. Second Street, Suite 1000, Tulsa, Oklahoma	74120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 513-4570

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	VTLE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Forge Energy Acquisition

On May 11, 2023, Vital Energy, Inc. (the “Company”) entered into a purchase and sale agreement (the “Forge Energy PSA”) with Northern Oil and Gas, Inc. (“NOG”) and Forge Energy II Delaware, LLC (the “Seller”), pursuant to which the Company and NOG agreed to purchase Seller’s oil and gas properties located in Pecos, Reeves and Ward Counties and related assets and contracts, for an aggregate purchase price of $540 million of cash, subject to customary closing price adjustments. The Company agreed to purchase 70% of the acquired assets for $378 million and will operate the assets, and NOG agreed to purchase the remaining 30% of the assets for $162 million. The Company currently expects to fund the purchase price and related transaction costs with borrowings under its senior secured credit facility.

The Forge Energy PSA contains customary representations and warranties, covenants, termination rights and indemnification provisions for a transaction of this size and nature, provides the parties thereto with specified rights and obligations and allocates risk among them in a customary manner. The Company expects the acquisition to close in late second-quarter 2023, subject to customary closing conditions, with an effective date of March 1, 2023. There can be no assurance that all of the conditions to closing the acquisition will be satisfied. The foregoing description of the Forge Energy PSA does not purport to be complete and is qualified in its entirety by reference to the Forge Energy PSA filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Forge Energy PSA contains representations, warranties and other provisions that were made only for purposes of the Forge Energy PSA and as of specific dates and were solely for the benefit of the parties thereto. The Forge Energy PSA is a contractual document that establishes and governs the legal relations among the parties thereto and is not intended to be a source of factual, business or operational information about the Company or Seller or the assets to be acquired from the Seller. The representations and warranties made by the Company and Seller in the Forge Energy PSA may be (i) qualified by disclosure schedules containing information that modifies, qualifies or creates exceptions to such representations and warranties and (ii) subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Purchase and Sale Agreement, dated May 11, 2023, by and among Vital Energy, Inc. and Northern Oil and Gas, Inc., as Purchasers, and Forge Energy II, Delaware LLC, as Seller.*
104	Cover Page Interactive Data File (formatted as Inline XBRL).

* Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission on request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITAL ENERGY, INC.

Date: May 17, 2023	By:	/s/ Bryan J. Lemmerman
Bryan J. Lemmerman
Senior Vice President and Chief Financial Officer